Exhibit 99.1

Contacts:	Debbie O’Brien	Stephanie Wakefield
	Global Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

INFORMATICA STOCKHOLDERS APPROVE ACQUISITION BY

THE PERMIRA FUNDS AND THE CANADA PENSION PLAN INVESTMENT BOARD

REDWOOD CITY, Calif.,  June 23, 2015 — Informatica Corporation (NASDAQ: INFA), the world’s number one independent provider of enterprise data integration software and services, today announced that at the special meeting of Informatica’s stockholders held on June 23, 2015, its stockholders had approved the previously announced acquisition of Informatica by the Permira funds and the Canada Pension Plan Investment Board (CPPIB).  The transaction is expected to be completed in the third quarter of 2015, subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions.

About Informatica

Informatica Corporation (Nasdaq:INFA) is the world’s number one independent provider of data integration software. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,800 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com. Connect with Informatica at http://www.facebook.com/InformaticaCorporation, http://www.linkedin.com/company/informatica and http://twitter.com/InformaticaCorp.

Note: Informatica, Informatica Platform and Informatica Vibe are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Informatica Corporation (the “Company”) may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2014 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.